As Filed with the Securities and Exchange Commission on December 19, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

LightInTheBox Holding Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Tower 2, Area D, Diantong Square

No. 7 Jiuxianqiao North Road

Chaoyang District, Beijing 100015

People’s Republic of China

(8610) 5692-0099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Reinstated 2008 Share Incentive Plan

(Full title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017, United States

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Leiming Chen, Esq.

Simpson Thacher & Bartlett LLP
c/o ICBC Tower, 35/F
3 Garden Road, Central

Hong Kong
+(852) 2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum Aggregate Offering	Amount of
to be Registered	Registered (1)	Price(2)	Registration Fee
Ordinary Shares, $0.000067 par value per share(3)	4,616,056 shares	$13,086,134.46	$1,520.61

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)

These shares are offered under the Amended and Reinstated 2008 Share Incentive Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of (i) 1,741,300 shares issuable upon the exercise of outstanding options multiplied by the weighted average of the exercise prices of $2.50 per share, which is equal to an aggregate offering price of $4,361,250.00, and (ii) the remaining 2,874,756 shares reserved under the plan multiplied by the average of the high and low prices for the Registrant’s ADSs as listed on the New York Stock Exchange on December 17, 2014 or $6.07, divided by two, the then ordinary share-to-ADS ratio, which is equal to an aggregate offering price of approximately $8,724,884.46.

(3)

These shares may be represented by the Registrant’s American Depositary Shares, each of which represents two ordinary shares. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (333-188794).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,616,056  ordinary shares, par value  $0.000067 per share, of LightInTheBox Holding Co., Ltd. (the “Registrant”) that are issuable under the Registrant’s Amended and Reinstated 2008 Share Incentive Plan. These 4,616,056 shares are additional securities of the same class as other securities for which an original registration statement (File No. 333-191788) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2013. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013 filed with the Commission on April 28, 2014, which includes audited financial statements for the year ended December 31, 2013;

b. The Registrant’s Reports of Foreign Issuer on Form 6-K filed with the Commission on May 21, 2014, August 20, 2014 and November 19, 2014; and

c. The description of the Registrant’s ordinary shares contained in its Registration Statement on Form 8-A (File No. 001-35942) originally filed with the Commission on May 23, 2013 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s ordinary shares set forth in the Registrant’s Registration Statement on Form F-1 (File No. 333-187965), as amended, originally filed with the Commission on April 17, 2013.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China on December 19, 2014.

LightInTheBox Holding Co., Ltd.

Dated: December 19, 2014	By:	/s/ Quji (Alan) GUO
	Name:	Quji (Alan) GUO
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Quji (Alan) GUO and Bin (Robin) LU, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on December 19, 2014.

Signature	Capacity

/s/ Quji (Alan) GUO	Chairman and Chief Executive Officer
Quji (Alan) GUO	(Principal Executive Officer)

/s/ Bin (Robin) LU	Chief Financial Officer
Bin (Robin) LU	(Principal Financial and Accounting Officer)

/S/ Liang ZHANG	Director
Liang ZHANG

/s/ Jin-Choon (Richard) LIM	Director
Jin-Choon (Richard) LIM

/s/ Bo FENG	Director
Bo FENG

/s/ Ye Yuan	Director
Ye YUAN

/s/ Sean SHAO	Director
Sean SHAO

/s/ Kai-Fu LEE	Director
Kai-Fu LEE

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of LightInTheBox Holding Co., Ltd., has signed this registration statement or amendment thereto in New York, New York on December 19, 2014.

Law Debenture Corporate Services Inc.

By:	/s/ Giselle Manon
Name:	Giselle Manon
Title:	Service of Process Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
5.1*	Opinion of Maples and Calder

10.1

Amended and Reinstated 2008 Share Incentive Plan (incorporated by reference to Exhibit 10.1 of the registration statement on Form F-1 (File No. 333-187965), as amended, initially filed with the Commission on April 17, 2013)

10.2*	Amendment No. 1 to the LightInTheBox Holding Co., Ltd. Amended and Reinstated 2008 Share Incentive Plan

23.1*	Consent of Maples and Calder (included in Exhibit 5.1)

23.2*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

24.1*	Powers of Attorney (included on the signature page in this Registration Statement).

*Filed herewith